[Until this opinion appears in the Ohio Official Reports advance sheets, it may be cited as In re Application of Dayton Power & Light Co., Slip Opinion No. 2016-Ohio-3490.]

NOTICE
This slip opinion is subject to formal revision before it is published in an advance sheet of the Ohio Official Reports. Readers are requested to promptly notify the Reporter of Decisions, Supreme Court of Ohio, 65 South Front Street, Columbus, Ohio 43215, of any typographical or other formal errors in the opinion, in order that corrections may be made before the opinion is published.

SLIP OPINION NO. 2016-OHIO-3490
IN RE APPLICATION OF DAYTON POWER AND LIGHT COMPANY TO
ESTABLISH A STANDARD SERVICE OFFER IN THE FORM OF AN ELECTRIC SECURITY PLAN, ETC.; INDUSTRIAL ENERGY USERS-OHIO ET AL., APPELLANTS
AND CROSS-APPELLEES; DAYTON POWER & LIGHT COMPANY ET AL.,
APPELLEES AND CROSS-APPELLANTS; PUBLIC UTILITIES COMMISSION, APPELLEE AND CROSS-APPELLEE.
[Until this opinion appears in the Ohio Official Reports advance sheets, it may be cited as In re Application of Dayton Power & Light Co., Slip Opinion No. 2016-Ohio-3490.]
Decision of Public Utilities Commission reversed on the authority of In re Application of Columbus S. Power Co.
(No. 2014-1505—Submitted June 14, 2016—Decided June 20, 2016.) APPEAL and CROSS-APPEAL from the Public Utilities Commission, Nos. 12-426-
EL-SSO, 12-427-EL-ATA, 12-428-EL-AAM, 12-429-EL-WVR, and 12-672-EL-RDR.

SUPREME COURT OF OHIO

{¶ 1} The decision of the Public Utilities Commission is reversed on the authority of In re Application of Columbus S. Power Co., Ohio St.3d , 2016- Ohio-1608, N.E.3d _ .
O’CONNOR, C.J., and PFEIFER, O’DONNELL, KENNEDY, FRENCH, and
O’NEILL, JJ., concur.
LANZINGER, J., dissents.

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McNees, Wallace & Nurick, L.L.C., Samuel C. Randazzo, Frank P. Darr, and Matthew R. Pritchard, for appellant and cross-appellee Industrial Energy Users-Ohio.
Bruce J. Weston, Consumers’ Counsel, and Maureen R. Grady and Terry L. Etter, Assistant Consumers’ Counsel, for appellant and cross-appellee Office of the Ohio Consumers’ Counsel.
Michael DeWine, Attorney General, and William L. Wright, Thomas W. McNamee, and Werner L. Margard III, Assistant Attorneys General, for appellee and cross-appellee, Public Utilities Commission of Ohio.
Judi L. Sobecki; Faruki, Ireland & Cox, P.L.L., Charles J. Faruki, Jeffrey S. Sharkey, and Christopher C. Hollon, for appellee and cross-appellant, Dayton Power & Light Company.
Colleen L. Mooney, urging reversal for amicus curiae Ohio Partners for Affordable Energy.
Ellis Jacobs, urging reversal for amicus curiae Edgemont Neighborhood Coalition.

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